DESCRIPTION - 1997 Non-Qualified Stock Option Plan dated December 31,
1997.

1997 NON-QUALIFIED STOCK OPTION PLAN


The Company's 1997 Non-Qualified Stock Option Plan (the "Plan") shall include the following terms and conditions:

1. Number of Shares. The number of shares of the Company's plan shall be and include one hundred thousand shares (100,000) of the Company's Common Stock which is approximately equal to ten percent (10%) of the Company's currently issued and outstanding shares of such stock (collectively herein the "Stock").

2. Units. Options to purchase shares of such Stock ("options") shall be granted to employees and/or persons regularly retained by the Company pursuant to and in accordance with the Plan in increments of one thousand (1,000) shares (herein a "Unit") up to a maximum of 100 such Units.

3. Initial Grant. An initial grant of options to purchase shares of the Stock under the Plan, expressed in Units, is hereby made subject to the terms and conditions set forth herein, as follows (the "Initial Grant"):
	Recipient						  No. Units
	Robert Bretz 					    10.0
	Eric Jung							7.5
	William Kliss					    20.0
	Daniel Luebben					    10.0

                                            47.5

4. Remaining Shares. Following the Initial Grant, forty-seven thousand five hundred (47,500) shares representing forty-seven and one-half (47.5) Units, fifty-two thousand five hundred shares representing 52.5 Units remain available for grant by the Company (the "Remaining Shares" as such number of shares shall be adjusted from time to time). If any of the Units (and underlying options/shares) terminate in accordance with the terms of the Plan during the term thereof, then such Units (and underlying options/shares) shall automatically be returned to the status of Remaining Shares available for grant under and in accordance with the Plan.

5. Term of the Plan. The term of the Plan, during which time options to purchase shares of the Stock covered by the Plan may be granted/issued, shall be for the period ending and ended December 31, 2002 (the "Term"). Thereafter, no more options may be granted/issued under the Plan; however, all options granted, issued and outstanding prior to or at the end of the Term of the Plan shall remain issued and outstanding and otherwise effective and exercisable in all respects pursuant to and in accordance with the Plan.

6. Option Price. The cash price per share to be paid by the recipients of the Initial Grant of Options shall be $1.65 (the "Exercise Price") which is the approximate mean average of the published representative bid and asked price of shares of the Company's stock in the public trading market for such stock at the effective date of the Plan less a forty-five percent (45%) discount reflecting the restricted nature of such shares of Stock to be issued in one or more private transactions without registration under applicable federal and state securities laws, requiring the holder of the shares of Stock purchased pursuant to such options to hold such shares of Stock for a minimum of one (1) year following the actual purchase thereof before such Stock can be sold in the public trading market for such Stock, and such other qualifications as to the recipient's right to exercise the option and purchase such Stock as provided for herein. Notwithstanding the foregoing, if the published representative mean average of the bid and asked price for the Company's stock in the public trading market for such stock should increase during the thirty (30) day period following the effective date of the Plan (December 31, 1997) by more than ten percent (10%), then the Exercise Price of the shares of Stock constituting the Initial Grant shall be automatically adjusted to reflect such increased representative public trading market price of the Company's stock as adjusted by such 45% discount attributable to the restricted nature of such Stock (the "Adjusted Exercise Price"). Any such adjustment in the Exercise Price as provided for herein shall be memorialized in a further resolution of this Board of Directors filed in the Company's Minute Book within sixty (60) days following the initial date of such grant/issuance of options. The recipient of the option may, subject to the satisfaction of all requirements in respect thereof as set forth in this Plan, but shall not be obligated to exercise the option to purchase all or any portion of the shares of Stock covered by such particular option. The recipients of options granted under the Plan shall be responsible for and shall pay any and all federal and/or state taxes attributable to or otherwise resulting from the grant and/or receipt of the options, if any, and the exercise, purchase and sale of the shares by such recipients of stock covered by such option; however, the Company shall, as a part of the Plan, be obligated to and shall reimburse each recipient for the amount of federal and state taxes paid by the recipient in respect of the exercise and/or sale of the shares of Stock received pursuant to the option in the year or years in which the recipient pays any such taxes within sixty (60) days of receipt by the Company from the recipient of appropriate written confirmation establishing the actual payment and amount of such taxes. Except as expressly provided for hereinabove, the Company shall have no further responsibility, obligation or liability in respect of taxes due and owing by, and or paid by, the recipient in respect of the grant and/or exercise of the options, the receipt and/or sale of shares of the Stock thereunder and/or the reimbursement by the Company of the taxes paid by the recipient attributable to the exercise and sale of such Stock (including in respect of the recognition, if any, of any further taxes which may be due and owing by the recipient attributable to the payment of taxes by the Company as provided for hereinabove which payment of any such additional taxes is the sole responsibility, obligation and/or liability of the recipient).

7. Future Grants/Exercise Price. Remaining Shares of the Stock which are the subject of options to be granted under the Plan following the Initial Grant shall have such exercise price as the Board shall set from time to time as the Board acts to grant and issue such Options to purchase all or any portion of the Remaining Shares in the Plan.

8. Conditions to Exercise. Subject to the provisions of paragraph 9 of this Agreement, to be entitled to exercise options granted/issued under the Plan, and to purchase and acquire shares of the Stock represented by the options which are being exercised by the recipient thereof from time to time, the recipient must be an employee of the Company or have been regularly retained and have been providing services to the Company (i) at the time of any such exercise and (ii) for the two (2) year period immediately preceding any such exercise (the "Service Term"). If the recipient of any options granted under the Plan (the "recipient" or "option holder") ceases being an employee of, or no longer is regularly providing services to, the Company at any time prior to the exercise of options held by the recipient, whether such cessation of employment or other services is voluntary or not, all options held by such recipient shall automatically terminate and expire (and return to the status of Remaining Shares), and be of no further force or effect (unless the Board of Directors acting in its sole discretion and election adopts a further written resolution providing to the contrary). All persons receiving option grants under the Plan shall, prior to the actual issuance of any such options, provide the Company with a written acknowledgement and agreement to the within described Service Term condition to such option grant, and the person's rights and entitlements thereunder, in form/content satisfactory to the Company and its counsel. The exercise of options by any recipient within five (5) business days following any involuntary (at the Company's election and direction) termination of employment or other services with or for the Company shall, assuming all other conditions pertaining to such exercise as provided for herein are satisfied (including without limitation the Market Price condition provided for below), be deemed to satisfy the Services Term provided for herein. If any option granted and issued under the Plan including without limitation the Initial Grant has not previously been exercised in accordance with the terms/conditions of the Plan, and is not exercised by the recipient in accordance with the terms/conditions of the Plan within the above referenced five business day period following termination of employment or services of the recipient, then any and all options held by any such terminating recipient shall thereafter be null and void and of no further force or effect. If the Service Term has been satisfied, and all other conditions shall also have been satisfied (including without limitation the Market Price condition provided for below), then upon the death or permanent disability of the recipient, the recipient in the case of such disabled recipient, or the heirs or other beneficiaries in the event of the death of the recipient, shall have ninety (90) days following any such permanent disability or death to exercise any and all options previously granted to but unexercised by any such recipient and held by any such disabled or deceased recipient. If any such unexercised options are not timely exercised by any such permanently disabled recipient or for such deceased recipient in accordance with the terms and conditions hereof, then any and all options held by any such disabled or deceased recipient shall thereafter be null and void and of no further force or effect. Further, to be eligible to exercise options granted/issued under this Plan, the reported public trading market price of the Company's Common Stock (low "Bid" or last/closing price) shall have reached $6.50 per share (for the majority of trading days in the thirty (30) day period preceding the date of exercise) for purposes of the Initial Grant and such other increased public trading market price for the Remaining Shares and option grants in respect thereof as the Board shall determine to be appropriate at the time of any such further grants by the Board (the "Market Price" condition).

9.	Change of Ownership or Control.  If there is a change of ownership or control of the Company at any time or from time to time during the Term of the Plan, including any event or transaction whereby Robert S. Cope (exclusive of other members of the Cope Family or in his capacity as Trustee) no longer owns shares of the Company's Common Stock representing at least 25% of the Company's issued and outstanding Common Stock, unless the recipients of any unexercised options under the Plan shall have entered into written employment agreements with the Company, or its successor following any such purchase of assets change of ownership or control transaction, within thirty (30) days of the effective date of any such event or transaction at the election and sole satisfaction of each such recipient of outstanding and unexercised options, then any and each of such recipients who were employed by the Company or otherwise providing services to the Company at the time of any such change of ownership or control transaction shall have the absolute and unqualified right but shall not be obligated to require that the Company and/or any such successor in interest where applicable, and at the request of any recipient the Company and/or any such successor shall be obligated to and shall, purchase all or such part, as may be designated by the recipient, of such recipient's options and interest therein and thereto for a cash purchase price, payable within sixty (60) days of such change of ownership or control transaction, equal to the maximum or highest price per share which was paid for the shares of the Company's Common Stock including to Robert S. Cope by the purchaser/successor in interest in or otherwise related to any such change of ownership/control transaction but in no event less than $6.50 per share of Stock covered by such options or, if such change of ownership/control transaction did not involve the purchase of any shares of the Company's Common Stock, the higher of $6.50 per share (of the shares covered by any such unexercised option) or the amount of net worth per share (assets minus liabilities), prior to the change of ownership or control transaction and the exercise of any options then outstanding under the Plan, as reflected on the Company's most recent audited Balance Sheet (the "Recipient's Purchase Election"); provided, however, that the Recipient's Purchase Election is not intended and shall not otherwise be deemed to include or apply to any sale by Robert S. Cope of shares of the Company's Common Stock to an employee stock ownership trust and/or plan, generally described as a qualified stock bonus plan or a combination stock bonus and money purchase pension plan that meets certain requirements under the Employee Retirement Income Security Act of 1974 as amended and under the Internal Revenue Code of 1986 as amended that allows the plan to borrow from or on the credit of the Company or its shareholders for the purpose of investing in the Company's securities (the "ESOP Exception"). For purposes of this paragraph of the Plan, unless otherwise expressly provided for "change of ownership or control" shall include any event or transaction covered by Section 181 of the California General Corporation Laws. Notwithstanding anything to the contrary set forth in this Plan, including in paragraph 6 wherein the Company agrees to be responsible to reimburse recipients for taxes paid in respect of the options and the exercise and/or sale of Stock thereunder, the Company shall not be responsible, obligated and/or liable in any manner for payment of taxes attributable to the repurchase of options from recipients as provided for in this paragraph, which shall be solely the responsibility, obligation and liability of the recipients.

10. Notice of Exercise and Payment For and Delivery of Stock Purchased Pursuant to Options Granted Under the Plan. Recipients of options to purchase shares of Stock under the Plan, who desire to and are entitled to exercise such options during the Term of the Plan in accordance with the terms and conditions of the Plan including the Service Term and Market Price conditions to such exercisability, shall exercise such options by written notice to the Company ("Notice of Exercise") signed by the recipient and stating the number of shares of Stock covered by outstanding options which the recipient intends to purchase pursuant to such Notice of Exercise (the "Purchased Stock") and the total cash consideration to be paid by the recipient for such shares of Purchased Stock (the "Purchase Price") and confirming the recipient's belief that all of the conditions to the recipient's right to exercise the option to purchase the Purchased Stock have been satisfied at the date of the Notice of Exercise. Upon receipt by the Company, the Board of Directors shall review the Notice of Exercise and deliver to the recipient providing such Notice of Exercise a return notice, within (30) days following receipt of such Notice of Exercise, confirming the recipient's right to purchase the Purchased Stock for the Purchase Price set forth in the Notice of Exercise and setting a date for the consummation of such stock sale and purchase transaction, including the payment by the recipient of the Purchase Price and the delivery by the Company of the certificate representing the Purchased Stock, or setting forth any deficiencies in the Notice of Exercise effecting the recipient's right to exercise the option and/or the Purchase Price to be paid for the Stock where the recipient is eligible to exercise the option but has made an error in computing such Purchase Price (the "Company's Notice"). The Company's Notice shall also reference the number of option shares of stock remaining to be purchased by the recipient, and the remaining time within which such shares must be purchased before the option period expires if less than the total number of shares of stock covered by options granted to the recipient are covered by the recipient's Notice of Exercise. Recipients are not required to purchase all shares covered by options granted to them at one time and may exercise their option to purchase shares of Stock covered thereby from time to time without limitation during the period such option remains outstanding and exercisable by the recipient; provided, however, that all of the conditions to the exercise of the option must be satisfied at the time of the exercise of the option and each time such option is exercised if the recipient elects to exercise the option to purchase less than the total number of shares covered by the option on any particular occasion.
The length of the option, being the period of time within which the option must be exercised to purchase all of the shares of stock covered by such option before it automatically expires and is of no further force or effect (the "Option Term") is five (5) years from the date of issuance for the Initial Grant (all options described herein as being part of the Initial Grant) and, for all other options granted in respect of the Remaining Shares, the Option Term shall, unless otherwise expressly provided by the Company's Board of Directors at the time of any such grant, be three (3) years from the date of issuance of any such option in respect of any of the Remaining Shares so that, in no event, will the Option Term of any option granted and issued under the Plan extend beyond December 31, 2005. Notwithstanding anything to the contrary contained herein, unless any option granted under this Plan is exercised for all of the shares of Stock covered thereby on or before the end of the Option Term of any such option, the option and the right to purchase Shares of the Company's Stock as provided or under the option and the Plan shall automatically expire and terminate at the end of such Option Term and any and all such expired options shall have no remaining right, entitlement and/or benefit to the recipient thereof or to any other person or entity and any and all expired options shall have no legal or other force or effect. The options granted under the Plan, including the right to exercise such options and purchase the Stock covered thereby, is personal to the recipient thereof; and shall not be sold, transferred or assigned by the recipient and is not otherwise transferable, assignable or alienable by operation of law or otherwise, except in the case of the death of the recipient as provided for in paragraph 8 of this Plan. Upon grant and issuance by the Company pursuant to and in accordance with the Plan, the option is personal property of the recipient; however, the right to exercise the option and purchase the Stock covered thereby is subject to and conditioned upon the requirements set forth in this Plan including without limitation satisfaction of the Service Term and the Market Price condition and, except as otherwise provided for under paragraph 9 (Change of Ownership or Control), unless and until the Service Term and Market Price conditions are satisfied (and are satisfied from time to time in the case of an option which is exercised for less than all of the shares of Stock covered thereby and then is the subject of a subsequent notice of exercise) the options granted and issued by the Company under the Plan have no economic value or benefit to the recipient in respect of the recipient's right to exercise the option and purchase shares of Stock thereunder. Subject to the satisfaction and completion of all requirements therefor as set froth in the Plan, at the date specified in the Company's Notice to the recipient the Company shall sell, issue and deliver to the recipient the shares of stock including a certificate registered in the name of the recipient covered by the option which are being purchase by the recipient as set forth in the Notice of Exercise, and the recipient shall purchase, acquire and accept delivery of such shares of and certificates of Stock and make payment in full therefore at the time of such sale/purchase transaction; and the recipient/purchaser shall execute and deliver to the Company such documentation including acknowledgements and agreements by the recipient/purchaser as the Company and its legal counsel shall reasonably request and require including without limitation in order to comply with all applicable securities laws requirements attending or otherwise in respect of the subject sale of Stock by the Company to the recipient in a private transaction without registration under applicable federal or state securities laws.

11. Protection Against Dilution. In the event that the Company issues any new shares of Common Stock in excess of ten percent (10%) of the total number of such shares actually issued and outstanding at the effective date of the plan (1,090,478 shares), or the Company issues any other class of voting stock or other securities convertible into voting stock of the Company in excess of 10% of the total number of such shares of voting Common Stock actually issued and outstanding at the effective date of the Plan, at any time during the Term of the Plan or thereafter when any option(s) issued pursuant to the Plan remain outstanding and exercisable by the recipient thereof), then, and all shares of the Company's Common Stock covered by options previously granted and issued by the Company to any recipient thereof, the total number of shares of the Company's Common Stock constituting and comprising the Plan shall automatically increase to that number of shares the Company's Common Stock which, following any such increase shall maintain the parity between the number of shares covered by the Plan, including the shares covered by options already granted and issued, and the total number of shares issued and outstanding at the effective date of the Plan or approximately ten percent (10%) so as to protect against dilution of the shares of Stock covered by the Plan and the shares of Stock covered by options already granted and issued by the Plan as a result of the issuance of any additional shares of voting stock by the Company during the Term of the Plan or otherwise while any options issued thereunder remain issued, outstanding and exercisable. For example, if the Company had one million shares of Common Stock issued and outstanding at the effective date of the Plan, and thereafter issued an aggregate of an additional 100,000 shares of its Common Stock during the Term of the Plan, there would be no change (no increase) in the number of shares of Stock covered by the Plan or in the number of shares underlying options granted and issued thereunder. If, however, the Company issued an aggregate of an additional 150,000 shares of its Common Stock during the Term of the Plan (in excess of 10% of the original one million shares), then the total number of shares of the Company's Common Stock covered by the Plan would automatically increase from 100,000 shares to 115,000 shares and each Unit of Stock would automatically increase from 1,000 shares to 1,115 shares, and each outstanding option and the underlying shares covered thereby would increase accordingly. Notwithstanding the foregoing provision, if the Company acts to reduce the total number of its shares issued and outstanding during the Term of the Plan or while any option(s) granted and issued thereunder remain exercisable, there shall be no reduction in the total number of shares of Stock covered by the Plan including the options previously granted and issued thereunder which remain outstanding and exercisable. Except as otherwise already expressly provided for above, if the number of outstanding shares of Common Stock of the Company are increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, reverse merger, recapitalization, reclassification, stock dividend, stock split, reverse split, combination of shares or other similar transaction, then the aggregate number of shares of Common Stock subject to the Plan as provided for in Section 1 hereof and the shares of Common Stock subject to issued and outstanding options under the Plan shall be appropriately and proportionately adjusted by the Company. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of any such option but with an appropriate adjustment in the price for each share or other unit of any security covered by the option.

12.	Compliance With Securities and Other Laws.  The effectiveness of the
Plan, and the issuance of the options and shares of the Company's Stock pursuant to the options covered by the Plan, is subject to compliance with all applicable federal and state securities and other laws by the Company governing the matters which are the subject of the Plan.



13.  Miscellaneous.

(i). Complete Plan/Agreement/Amendment. The within Plan sets forth all of the terms and conditions of the Plan, which constitutes and comprises the agreements by, between and among the Company and the recipients of options under the Plan in accordance herewith. The Plan, and the agreements arising out of the grant of options under and in accordance with the Plan, may not be amended without a further written resolution adopted by the Company's Board of Directors; and, in any event, agreements between the Company and the recipients arising out of the granting of options under the Plan, may not be modified or otherwise amended without the prior written agreement of such parties consistent with the terms and conditions set forth under the Plan. If, for any reason, it is determined that any ambiguity exits in the language of the Plan and/or the agreements arising out of or resulting from the Plan, then such ambiguity shall be resolved by the Board of Directors of the Company acting in its sole discretion and judgment; and, in no event, shall the existence of any such ambiguity be determined against the Company for the reason that the Company and/or any representative thereof drafted or otherwise prepared the within Plan and/or any acknowledgment or agreement between the Company and any recipient(s) in respect of the Plan.

(ii). Governing Law. The Plan, and the rights, duties and obligations represented thereby and thereunder, is intended to be made, governed and interpreted under the laws of the State of California. Any dispute and resulting claim arising out of or otherwise resulting from or under the Plan, and agreements thereunder, shall be resolved in any court of competent jurisdiction located in Los Angeles, California.

(iii). Retention In Minute Book. The original copy of the Plan as amended from time to time, and a written record of all options granted thereunder and shares of Stock exercised and purchased under and in accordance with the Plan, is to be maintained in the Company's Minute Book.

(iv). Separate Agreements Covering Grants Under The Plan. As indicated elsewhere herein, all grants of options to individual recipients under the Plan shall be memorialized in writing in an agreement by and between the Company and the recipient which agreement(s) shall incorporate by reference this Plan (as amended from time to time). The execution and delivery of such agreement, in form and content satisfactory to the Company and its counsel, shall be deemed to be a condition precedent to the effectiveness of any such grant, and the inception of the recipient's rights and benefits, under the Plan.